News Release

FOR IMMEDIATE RELEASE

Wednesday, October 17, 2007

Gannett Co., Inc. Releases September Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the ninth period ended September 30, 2007 declined 4.0 percent compared with the same period in 2006. For comparison purposes, the strengthening exchange rate of the British pound also affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have been 5.1 percent lower.

September

Pro forma newspaper advertising revenues in September decreased 4.8 percent compared with the same period a year ago. Pro forma assumes all properties presently owned were owned in both periods. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising would have been down 6.1 percent.

Pro forma local advertising revenues were 4.3 percent lower in September. In the U.S., across all products, all major categories except telecommunications lagged last year's results. On a constant currency basis, local advertising would have declined 5.1 percent.

Pro forma classified revenues were down 5.6 percent in the ninth period. On a constant currency basis, pro forma classified revenues would have declined 7.8 percent. Real estate revenues were 7.1 percent lower, employment revenues declined 6.4 percent, automotive revenues were down 11.3 percent while other classified revenue increased 2.7 percent. If the exchange rate had remained constant year-over-year, the declines would have been 9.4 percent for real estate, 8.5 percent for employment and 13.0 percent for automotive. Classified results at Newsquest in the UK were much stronger than in the U.S. community newspapers. At our U.S. community newspapers, pro forma classified revenues were 12.6 percent lower in September reflecting declines of 20.2 percent in real estate revenues, 14.4 percent in employment revenues and 9.6 percent in automotive revenues. Classified revenues at our operations in the UK were 1.3 percent higher, in pounds. Increases of 8.7 percent in real estate, 2.1 percent in employment and 6.8 percent in other classified revenues were offset partially by a 20.9 percent decline in automotive.

Pro forma national advertising revenues for the ninth period were 3.8 percent lower. At USA TODAY, advertising revenues were down 7.0 percent on paid ad pages of 292 versus 358 last year. In the ninth period at USA TODAY, growth in the travel, advocacy, home and building and credit card categories was offset by softness in the entertainment, technology, automotive, telecommunications and retail categories.

Pro forma broadcasting revenues, which include Captivate, were 8.9 percent lower. The decline was due to significantly lower advertising demand related to politics that had a positive impact on the same period in 2006. Excluding politically related advertising demand, net time sales revenue

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increased 4.0 percent in the period. Television revenues were 9.8 percent lower in the period as local and national revenues declined 6.5 percent and 18.5 percent, respectively. Online revenues in broadcasting were 28.9 percent higher in the period while Captivate's revenues increased 21.0 percent.

Other revenue was up 3.4 percent driven primarily by solid revenue growth at PointRoll.

Third Quarter

For the third quarter of 2007, total pro forma operating revenues were 4.0 percent lower and would have been down 5.1 percent on a constant currency basis.

Pro forma newspaper advertising revenues for the quarter declined 5.6 percent and would have been 6.9 percent lower on a constant currency basis.

For the quarter, pro forma local advertising was down 3.9 percent and would have declined 4.7 percent on a constant currency basis.

Pro forma classified revenues were 7.7 percent lower for the quarter. Real estate revenues were down 11.0 percent, employment was 8.4 percent lower and automotive declined 11.7 percent. Classified revenues would have been 9.8 percent lower on a constant currency basis as real estate would have been down 13.2 percent; employment would have been 10.5 percent lower and automotive would have declined 13.4 percent. Classified revenues were down 13.7 percent at our domestic community newspapers comprised of declines of 21.8 percent in real estate, 14.8 percent in employment and 11.8 percent in automotive revenues. For comparison purposes, classified real estate revenues for the third quarter a year ago were 9.1 percent higher at our domestic community newspapers. Classified revenues in the UK, in pounds, were down less than one percent in the quarter. Increases in real estate and other classified revenues of 4.8 percent and 4.6 percent, respectively, were offset by a slight decline in employment and 18.0 percent lower automotive revenues.

Pro forma national advertising revenues were 4.1 percent lower for the quarter. At USA TODAY, advertising revenues were down 6.6 percent. Paid advertising pages totaled 803 compared with 929 in the year-ago period.

Pro forma broadcasting revenues were down 5.1 percent and television revenues declined 5.6 percent. The decline was due to substantially lower political advertising that totaled $19 million in the third quarter of last year. Net time sales revenue excluding political advertising was 2.1 percent higher in the quarter. Captivate revenues increased 17.7 percent for the quarter. Based on current pacings, television revenues for the fourth quarter of 2007 would lag last year's fourth quarter in the mid teens. As a reminder, revenues related to political advertising were almost $58 million in the fourth quarter of 2006.

Other revenue in the quarter was 5.4 percent higher due in large part to higher revenues at PointRoll as well as commercial printing.

* * * *

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for September from Nielsen//Net Ratings. In September,

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Gannett's domestic Web sites had 21.0 million unique visitors reaching approximately 13.4 percent of the Internet audience.

On May 7, 2007, the company completed its sale of the Norwich (CT) Bulletin, the Rockford (IL) Register Star, the Observer-Dispatch in Utica, NY, and The Herald-Dispatch in Huntington, WV. In addition, the Chronicle-Tribune in Marion, IN, was contributed to the Gannett Foundation on May 21, 2007. The revenue and statistical data related to these properties has been excluded from all periods presented.

The pro forma broadcasting revenue statistics include results for KTVD-TV in Denver (acquired in late June 2006 and operated as a duopoly with KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly with WXIA-TV). Ad linage for Newsquest, Clipper and Gannett Health Care Group are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 85 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 18 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                       Period 9 (September 3, 2007 - September 30, 2007)
                                                                         %
                             2007            2006           CHANGE    CHANGE
REVENUES:
Advertising:
Local                 $   177,070,000 $   184,939,000 $   (7,869,000)  (4.3)
National                   63,558,000      66,066,000     (2,508,000)  (3.8)
Classified                178,138,000     188,717,000    (10,579,000)  (5.6)
                       --------------   -------------   -------------  -----
Total Advertising     $   418,766,000 $   439,722,000 $  (20,956,000)  (4.8)
                       ==============   =============   =============  =====
Circulation               102,258,000     102,413,000       (155,000)  (0.2)
Other revenue              45,068,000      43,597,000      1,471,000    3.4
Broadcasting               64,842,000      71,181,000     (6,339,000)  (8.9)
                       --------------   -------------   -------------  -----
Total Revenue         $   630,934,000 $   656,913,000 $  (25,979,000)  (4.0)
                       ==============   =============   =============  =====
VOLUME:
Newspaper Inches:
Local                       2,382,856       2,566,124       (183,268)  (7.1)
National                      226,552         252,218        (25,666) (10.2)
Classified                  3,823,712       4,203,621       (379,909)  (9.0)
                       --------------   -------------   -------------  -----
Total ROP                   6,433,120       7,021,963       (588,843)  (8.4)
                       ==============   =============   =============  =====
Preprint Distribution
(in thousands)        860,605         922,132        (61,527)  (6.7)
                       ==============   =============   =============  =====
NET PAID CIRCULATION:
Morning (w/USAT)            6,735,258       6,842,164       (106,906)  (1.6)
Evening                       853,000         882,136        (29,136)  (3.3)
                       --------------   -------------   -------------  -----
Total Daily                 7,588,258       7,724,300       (136,042)  (1.8)
                       ==============   =============   =============  =====
Sunday                      5,772,481       6,019,390       (246,909)  (4.1)
                       ==============   =============   =============  =====

                         Year-to-Date through September 30, 2007
                                                                         %
                             2007            2006           CHANGE    CHANGE
REVENUES:
Advertising:
Local                 $ 1,580,533,000 $ 1,620,255,000 $  (39,722,000)  (2.5)
National                  549,977,000     572,217,000    (22,240,000)  (3.9)
Classified              1,560,416,000   1,663,087,000   (102,671,000)  (6.2)
                       --------------   -------------   -------------  -----
Total Advertising     $ 3,690,926,000 $ 3,855,559,000 $ (164,633,000)  (4.3)
                       ==============   =============   =============  =====
Circulation               939,184,000     941,681,000     (2,497,000)  (0.3)
Other revenue             375,600,000     348,916,000     26,684,000    7.6
Broadcasting              577,265,000     613,923,000    (36,658,000)  (6.0)
                       --------------   -------------   -------------  -----
Total Revenue         $ 5,582,975,000 $ 5,760,079,000 $ (177,104,000)  (3.1)
                       ==============   =============   =============  =====
VOLUME:
Newspaper Inches:
Local                      22,812,795      23,997,887     (1,185,092)  (4.9)
National                    2,161,551       2,384,269       (222,718)  (9.3)
Classified                 37,340,098      40,769,835     (3,429,737)  (8.4)
                       --------------   -------------   -------------  -----
Total ROP                  62,314,444      67,151,991     (4,837,547)  (7.2)
                       ==============   =============   =============  =====
Preprint Distribution
(in thousands)              8,226,633       8,471,255       (244,622)  (2.9)
                       ==============   =============   =============  =====
NET PAID CIRCULATION:
Morning (w/USAT)            6,700,315       6,805,977       (105,662)  (1.6)
Evening                       860,309         885,917        (25,608)  (2.9)
                       --------------   -------------   -------------  -----
Total Daily                 7,560,624       7,691,894       (131,270)  (1.7)
                       ==============   =============   =============  =====
Sunday                      5,854,498       6,075,678       (221,180)  (3.6)
                       ==============   =============   =============  =====
Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV).  In May 2007, Gannett sold the
       Norwich (CT) Bulletin, the Rockford (IL) Register Star, the
       Observer-Dispatch in Utica, NY and The Herald-Dispatch in Huntington,
       WV.  In May 2007 and April 2006, Gannett contributed the Chronicle-
       Tribune in Marion, IN and the Muskogee (OK) Phoenix, respectively, to the Gannett Foundation.  All revenue amounts and statistics related to the sold and donated properties are excluded from all periods presented.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's
       17 paid-for daily newspapers are included above.  Circulation volume statistics for the Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.
       Circulation volume and advertising linage statistics for non-daily products, including Gannett Healthcare Group and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                    3rd Quarter 2007 (July 2, 2007 - September 30, 2007)
                                                                         %
                             2007            2006          CHANGE     CHANGE
REVENUES:
Advertising:
Local                 $   509,111,000 $   529,720,000 $  (20,609,000)  (3.9)
National                  172,145,000     179,509,000     (7,364,000)  (4.1)
Classified                506,488,000     548,899,000    (42,411,000)  (7.7)
                       --------------   -------------   -------------  -----
Total Advertising     $ 1,187,744,000 $ 1,258,128,000 $  (70,384,000)  (5.6)
                       ==============   =============   =============  =====
Circulation               309,143,000     309,918,000       (775,000)  (0.3)
Other revenue             126,330,000     119,842,000      6,488,000    5.4
Broadcasting              189,540,000     199,642,000    (10,102,000)  (5.1)
                       --------------   -------------   -------------  -----
Total Revenue         $ 1,812,757,000 $ 1,887,530,000 $  (74,773,000)  (4.0)
                       ==============   =============   =============  =====
VOLUME:
Newspaper Inches:
Local                       7,389,143       7,819,683       (430,540)  (5.5)
National                      625,145         658,049        (32,904)  (5.0)
Classified                 12,377,678      13,691,679     (1,314,001)  (9.6)
                       --------------   -------------   -------------  -----
Total ROP                  20,391,966      22,169,411     (1,777,445)  (8.0)
                       ==============   =============   =============  =====
Preprint Distribution
(in thousands)              2,670,328       2,740,249        (69,921)  (2.6)
                       ==============   =============   =============  =====
NET PAID CIRCULATION:
Morning (w/USAT)            6,551,078       6,674,505       (123,427)  (1.8)
Evening                       843,039         868,573        (25,534)  (2.9)
                       --------------   -------------   -------------  -----
Total Daily                 7,394,117       7,543,078       (148,961)  (2.0)
                       ==============   =============   =============  =====
Sunday                      5,728,661       5,960,542       (231,881)  (3.9)
                       ==============   =============   =============  =====
Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV).  In May 2007, Gannett sold the
       Norwich (CT) Bulletin, the Rockford (IL) Register Star, the
       Observer-Dispatch in Utica, NY and The Herald-Dispatch in Huntington,
       WV.  In May 2007 and April 2006, Gannett contributed the Chronicle-
       Tribune in Marion, IN and the Muskogee (OK) Phoenix, respectively, to the Gannett Foundation.  All revenue amounts and statistics related to the sold and donated properties are excluded from all periods presented.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's
       17 paid-for daily newspapers are included above.  Circulation volume statistics for the Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.
       Circulation volume and advertising linage statistics for non-daily products, including Gannett Healthcare Group and Clipper Magazine are not reflected above.

Gannett Online Internet Audience
September 2007

Nielsen//Net Ratings
Home/Work Panel Combined
    Unique Visitors  Percentage Reach of
         Per Month     Internet Audience
Gannett Online       21,023,000   13.4%